Exhibit 3.216

CERTIFICATE OF FORMATION

OF

U SUPERMARKETS, L.L.C.

ARTICLE 1

Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is U SUPERMARKETS, L.L.C.

ARTICLE 2

Registered Agent and Registered Office

The initial registered agent is an individual resident of the state whose name is SuzAnn Kirby. The business address of the registered agent and the registered office address is 7830 Orlando, Lubbock, Texas 79423.

ARTICLE 3

Governing Authority

The limited liability company will have managers, The names and addresses of the initial managers are set forth below:

Matthew D. Bumstead	7830 Orlando Lubbock, Texas 79423
R. Gantt Bumstead	7830 Orlando Lubbock, Texas 79423

ARTICLE 4

Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

ORGANIZER

The name and address of the organizer is J. Mark Wagnon, 5010 University Avenue, 3rd Floor, Lubbock, Texas 79413.

EFFECTIVENESS OF FILING

This document becomes effective when the document is filed by the secretary of state.

EXECUTION

The undersigned signs this document on this the 18th day of June, 2007, subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

/s/ J. Mark Wagnon
J. MARK WAGNON

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CERTIFICATE OF MERGER

UNITED SUPERMARKETS, LTD.

A Texas Limited Partnership

AND

U SUPERMARKETS, L.L.C.

A Texas Limited Liability Company

Pursuant to Chapter 10 of the Texas Business Organizations Code, and the title applicable to each of the domestic filing entity identified below, the undersigned parties submit this Certificate of Merger.

1. Parties to the Merger. The name, organizational form, State of incorporation or organization, and file number, if any, issued by the Secretary of State for each organization that is a party to the merger are as follows:

(a) United Supermarkets, Ltd. is a limited partnership, organized under the laws of the State of Texas. The file number is 800015242. Its principal place of business is 7830 Orlando Avenue, Lubbock, Texas 79423. United Supermarkets, Ltd. will not survive the merger.

(b) U Supermarkets, L.L.C. is a limited liability company, organized under the laws of the State of Texas. The file number is 800832365. Its principal place of business is 7830 Orlando Avenue, Lubbock, Texas 79423. U Supermarkets, L.L.C. will survive the merger. The Plan of Merger amends the name of the organization. The new name is set forth below.

UNITED SUPERMARKETS, L.L.C.

2. Plan of Merger. A signed Plan of Merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity, or non-code organization that is named in this form as a party to the merger, or an organization created by the merger. On written request, a copy of the Plan of Merger will be furnished without cost by each surviving, acquiring, or new domestic entity, or non-code organization to any owner or member of any domestic entity that is a party to or created by the Plan of Merger.

3. Amendments. The Plan of Merger effected no changes or amendments to the Certificate of Formation of either filing entity noted herein, other than the name change previously noted.

4. Approval. The Plan of Merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

5. Effectiveness of Filing. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is 11:59 p.m., June 30, 2007.

6. Tax Certificate. In lieu of providing a Tax Certificate, U SUPERMARKETS, L.L.C. will be liable for the payment of any required franchise taxes.

The undersigned signs this document subject to penalties imposed by law for the submission of any false material, or fraudulent instruments.

Dated: June 25, 2007

UNITED SUPERMARKETS, LTD., PAMPLEMOUSSE, L.L.C., General Partner

/s/ R. Gantt Bumstead
By:	R. GANTT BUMSTEAD Its: Sole Member

U SUPERMARKETS, L.L.C.

/s/ R. Gantt Bumstead
By:	R. GANTT BUMSTEAD
Its:	Authorized Manager

Form 424 (Revised 05/11) Submit in duplicate to Secretary of State PO Box 13697 Austin, TX 78711-3697 512 463-5555 FAX 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use

Entity Information

The name of the filing entity is

United Supermarkets, L L C

State the name of the entity as currently shown in the records of the secretary of state If the amendment changes the name of the entity, state the old name and not the new name

The filing entity is a (Select the appropriate entity type below )

☐	For-profit Corporation	☐	Professional Corporation

☐	Nonprofit Corporation	☐	Professional Limited Liability Company

☐	Cooperative Association	☐	Professional Association

☒	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is 800832365

The date of formation of the entity is 06/20/2007

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows

The name of the filing entity is. (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows.

Form 424	6

Registered Agent

(Complete either A or B, but not both Also complete C)

☒	A The registered agent is an organization (cannot be entity named above) by the name of

CT Corporation System

OR
☐	B The registered agent is an individual resident of the state whose name is

First Name	M I	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent

C The business address of the registered agent and the registered office address is

1999 Bryan St, Stc 900	Dallas	TX	75201-3616
Street Address (No P O Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below If the space provided is insufficient, incorporate the additional text by providing an attachment to this form Please read the instructions to this form for further information on format

Text Area (The attached addendum, if any, is incorporated herein by reference)

☐	Add each of the following provisions to the certificate of formation The identification or reference of the added provision and the full text are as follows

☒	Alter each of the following provisions of the certificate of formation The identification or reference of the altered provision and the full text of the provision as amended are as follows

Article 3 Governing Authority

The limited liability company will not have managers Management of the company is reserved to the members The name and address of the governing person is Spirit Acquisition Holdings LLC, 250 Parkcenter Boulevard, Boise, Idaho 83706

☐	Delete each of the provisions identified below from the certificate of formation

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity

Form 424	7

Effectiveness of Filing (Select either A, B, or C)

A. ☐ This document becomes effective when the document is filed by the secretary of state

B. ☒ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing The delayed effective date is 12 01 am, Central Standard Time, December 29, 2013

C ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time The 90th day after the date of signing is

The following event or fact will cause the document to take effect in the manner described below

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument

Date Dec 23rd, 2013

By:	UNITED SUPERMARKETS, L.L.C

/s/ Suzann of Kirby

Signature of authorized person

SUZANN KIRBY, CHIEF FINANCIAL OFFICER
Printed or typed name of authorized person (see instructions)

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Form 424